Exhibit 24

POWER OF ATTORNEY

     We, the undersigned members of the Board of Directors of Anteon International Corporation, hereby appoint Joseph M. Kampf, Charles S. Ream and Curtis L. Schehr, and each of them singly, our true and lawful attorneys with the full power of substitution, to sign for us and in our names in the capacities listed below, the Registration Statement on Form S-8 pertaining to the Anteon International Corporation Supplemental Retirement Savings Plan (the “Plan”), and any and all amendments to such Registration Statement, and generally to do all such actions in our names and on our behalf in our capacities as members to enable Anteon International Corporation to comply with the provisions of the Securities Act of 1933, as amended, all requirements of the Securities and Exchange Commission, and all requirements of any other applicable law or regulation, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or either of them, to such Registration Statement and any and all amendments thereto, including post-effective amendments.

Signature	Title	Date

/s/ Frederick J. Iseman Frederick J. Iseman	Chairman of the Board of Directors	December 19, 2003

/s/ Gilbert F. Decker Gilbert F. Decker	Director	December 19, 2003

/s/ Robert A. Ferris Robert A. Ferris	Director	December 19, 2003

/s/ Paul G. Kaminski Paul G. Kaminski	Director	December 19, 2003

/s/ Steven M. Lefkowitz Steven M. Lefkowitz	Director	December 19, 2003

/s/ General Henry Hugh Shelton General Henry Hugh Shelton, USA (ret.)	Director	December 19, 2003

/s/ William J. Perry William J. Perry	Director	December 19, 2003